EXHIBIT 4.04
                                                           EXECUTION COPY






                                     $75,000,000




                                   CREDIT AGREEMENT


                                     dated as of


                                    April 12, 1995


                                        among



                           OCEANEERING INTERNATIONAL, INC.,



                               THE BANKS PARTIES HERETO



                                         and



                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                       AS AGENT












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                                  TABLE OF CONTENTS                          1

                                                                     Page


                                      ARTICLE I
                                     DEFINITIONS

             SECTION 1.01  Definitions..........................      1
                     1.02  Accounting Terms and Determinations..     13


                                      ARTICLE II
                                      THE CREDIT

             SECTION 2.01  Commitments to Lend..................     14
                     2.02  Method of Borrowing..................     15
                     2.03  Notes................................     17
                     2.04  Maturity of Loan.....................     17
                     2.05  Interest Rates.......................     17
                     2.06  Fees.................................     21
                     2.07  Optional Termination or Reduction
                            of Commitments......................     21
                     2.08  Mandatory Termination and
                            Reduction of Commitments............     21
                     2.09  Optional Prepayments.................     22
                     2.10  General Provisions as to Payments....     22
                     2.11  Funding Losses.......................     23
                     2.12  Computation of Interest and Fees.....     23
                     2.13  Maximum Interest Rate................     24
                     2.14  Regulation D Compensation............     24


                                     ARTICLE III
                                      CONDITIONS

             SECTION 3.01  Closing..............................     25
                     3.02  Borrowings...........................     26









          1 The Table of Contents is not a part of this Agreement.

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                                                                     Page





                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

             SECTION 4.01   Corporate Existence and Power........     27
                     4.02   Corporate and Governmental
                              Authorization; Contravention.......     27
                     4.03   Binding Effect.......................     27
                     4.04   Financial Information................     27
                     4.05   Litigation...........................     28
                     4.06   Compliance with ERISA................     28
                     4.07   Taxes................................     29
                     4.08   Subsidiaries.........................     29
                     4.09   Environmental Matters................     29
                     4.10   Regulatory Restrictions on
                              Borrowing..........................     30
                     4.11   Full Disclosure......................     30


                                      ARTICLE V
                                      COVENANTS

             SECTION 5.01   Information..........................     30
                     5.02   Payment of Taxes, etc................     33
                     5.03   Maintenance of Property; Insurance...     33
                     5.04   Compliance with Laws.................     33
                     5.05   Inspection of Property, Books
                              and Records........................     33
                     5.06   Fixed Charge Coverage................     34
                     5.07   Funded Debt..........................     34
                     5.08   Minimum Consolidated Net Worth.......     34
                     5.09   Negative Pledge......................     34
                     5.10   Consolidations, Mergers and Sales
                              of Assets..........................     36
                     5.11   Investments..........................     36
                     5.12   Use of Proceeds......................     37
                     5.13   Maintenance of Existence Change
                              of Business........................     37
                     5.14   Restricted Payments..................     37
                     5.15   Transactions with Affiliates..........    37







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                                                                     Page





                                      ARTICLE VI
                                       DEFAULTS

             SECTION 6.01   Events of Default....................     38
                     6.02   Notice of Default....................     41


                                     ARTICLE VII
                                      THE AGENT

             SECTION 7.01   Appointment and Authorization........     41
                     7.02   Agent and Affiliates.................     41
                     7.03   Action by Agent......................     41
                     7.04   Consultation with Experts............     41
                     7.05   Liability of Agent...................     41
                     7.06   Indemnification......................     42
                     7.07   Credit Decision......................     42
                     7.08   Successor Agent......................     42


                                     ARTICLE VIII
                               CHANGE IN CIRCUMSTANCES
                              AFFECTING FIXED RATE LOANS

             SECTION 8.01   Basis for Determining Interest
                              Rate Inadequate or Unfair..........     43
                     8.02   Illegality...........................     43
                     8.03   Increased Cost and Reduced Return....     44
                     8.04   Taxes................................     46
                     8.05   Base Rate Loans Substituted for
                              Affected Fixed Rate Loans..........     48
                     8.06   Substitution of Bank.................     48


                                      ARTICLE IX
                                    MISCELLANEOUS

             SECTION 9.01   Notices..............................     49
                     9.02   No Waivers...........................     49
                     9.03   Expenses; Indemnification............     49
                     9.04   Sharing of Set-Offs..................     50
                     9.05   Amendments and Waivers...............     51
                     9.06   Successors and Assigns...............     51
                     9.07   Collateral...........................     53


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                                                                     Page




                     9.08   Governing Law; Submission to
                              Jurisdiction.......................     53
                     9.09   Counterparts; Integration;
                              Effectiveness......................     53
                     9.10   WAIVER OF JURY TRIAL.................     53



             Exhibit A    -  Note
             Exhibit B-1  -  Opinion of Baker & Botts, L.L.P.,
                               Special Counsel for the Borrower
             Exhibit B-2  -  Opinion of George R. Haubenreich, Jr.,
                                General Counsel of the Borrower
             Exhibit C    -  Opinion of Davis Polk & Wardwell,
                               Special Counsel for the Agent
             Exhibit D    -  Extension Agreement
             Exhibit E    -  Assignment and Assumption Agreement






























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                                   CREDIT AGREEMENT


                       AGREEMENT dated as of April 12, 1995 among
             OCEANEERING INTERNATIONAL, INC., the BANKS (as defined herein) and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                       The parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                       SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                       "Adjusted CD Rate" has the meaning set forth in
             Section 2.05(b).

                       "Adjusted Consolidated Tangible Net Worth" means
             at any date (i) the consolidated shareholders' investment of the Borrower and its Consolidated Subsidiaries, excluding cumulative foreign currency translation, plus (ii) the amount (if any) by which such consolidated shareholders' investment is reduced as a result of the Stock Repurchase Program and minus (iii) all consolidated assets properly classified as intangible assets in accordance with generally accepted accounting principles.

                       "Administrative Questionnaire" means, with respect
             to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

                       "Affiliate" means (i) any Person that directly, or
             indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.




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                       "Agent" means Morgan Guaranty Trust Company of New
             York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

                       "Agreement" means this Credit Agreement, as
             amended, restated and modified from time to time.

                       "Assignee" has the meaning set forth in Section
             9.06(c).

                       "Bank" means each bank listed on the signature
             pages hereof, each Assignee which becomes a Bank pursuant to
             Section 9.06, and their respective successors.

                       "Base Rate" means, for any day, a rate per annum
             equal to the higher of (i) the Prime Rate for such day and
             (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                       "Base Rate Loan" means a Loan to be made as a Base
             Rate Loan pursuant to the applicable Notice of Borrowing or pursuant to Article VIII.

                       "Borrower" means Oceaneering International, Inc.,
             a Delaware corporation, and its successors.

                       "Borrower's 1994 Form 10-K" means the Borrower's
             annual report on Form 10-K for the fiscal year ended March 31, 1994, as filed with the Securities and Exchange
             Commission pursuant to the Securities Exchange Act of 1934.

                       "Borrowing" means a borrowing hereunder consisting
             of Loans made to a Borrower at the same time by each Bank severally. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Base Rate Borrowing" if such Domestic Loans are Base Rate Loans.

                       "CD Base Rate" has the meaning set forth in
             Section 2.05(b).

                       "CD Loan" means a Loan to be made as a CD Loan
             pursuant to the applicable Notice of Borrowing.

                       "CD Margin" has the meaning set forth in Section
             2.05(b).




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                       "CD Reference Banks" means Texas Commerce Bank
             National Association and Morgan Guaranty Trust Company of
             New York.

                       "Closing Date" means the date on or after the
             Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 3.01.

                       "Code" means the Internal Revenue Code of 1986, as
             amended.

                       "Commitment" means, with respect to each Bank
             listed on the signature pages hereof, the amount set forth opposite the name of such Bank on such signature pages (as such amount may change pursuant to Section 9.06) and with respect to any Bank which becomes a party to this Agreement pursuant to Section 9.06, the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

                       "Commitment Reduction Date" means each March 31,
             June 30, September 30 and December 31, from and including the June 30 following the Conversion Date, prior to the Termination Date, and the Termination Date.

                       "Completion Guarantees" means completion
             guarantees (if any) to be provided by the Borrower in connection with the Soekor Project Debt.

                       "Consolidated EBITDA" means, for any fiscal
             period, Consolidated Net Income for such period, determined before the effect of any extraordinary or other non-recurring gain (but not loss), plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

                       "Consolidated Funded Debt" means at any date the
             Funded Debt of the Borrower and its Consolidated
             Subsidiaries, determined on a consolidated basis as of such date.

                       "Consolidated Interest Expense" means, for any
             period, the interest expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

                       "Consolidated Net Income" means, for any fiscal
             period, the net income of the Borrower and its Consolidated

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             Subsidiaries, determined on a consolidated basis for such
             period.

                       "Consolidated Rental Expense" means, for any
             period, the aggregate rental expense of the Borrower and its Consolidated Subsidiaries (excluding such expense in respect of any lease the term of which is one year or less) determined on a consolidated basis for such period.

                       "Consolidated Subsidiary" means at any date any
             Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                       "Conversion Date" means April 12, 1998, or, if the
             Revolving Credit Period shall have been extended pursuant to
             Section 2.01(c), April 12, 1999.

                       "Debt" of any Person means at any date, without
             duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
             (v) all non-contingent obligations (and, for purposes of Section 5.09 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person; provided that any Debt of any Person which is Guaranteed by the Borrower or any Subsidiary pursuant to any applicable joint venture or other similar arrangement shall be deemed Debt of the Borrower or such Subsidiary only to the extent of its ratable share thereof in accordance with such joint venture arrangement.

                       "Default" means any condition or event which
             constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                       "Derivatives Obligations" of any Person means all
             obligations (other than Debt) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, forward purchase, commodity swap, commodity option, equity or equity index swap, equity or equity index

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             option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                       "Domestic Business Day" means any day except a
             Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                       "Domestic Lending Office" means, as to each Bank,
             its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                       "Domestic Loans" means Base Rate Loans or CD Loans
             or both.

                       "Effective Date" means the date this Agreement
             becomes effective in accordance with Section 9.09.

                       "Environmental Laws" means any and all federal,
             state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                       "ERISA" means the Employee Retirement Income
             Security Act of 1974, as amended, or any successor statute.



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                       "ERISA Group" means the Borrower, any Subsidiary
             and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

                       "Euro-Dollar Business Day" means any Domestic
             Business Day on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London.

                       "Euro-Dollar Lending Office" means, as to each
             Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

                       "Euro-Dollar Loans" means any Loans to be made as
             Euro-Dollar Loans pursuant to the applicable Notice of Borrowing.

                       "Euro-Dollar Margin" has the meaning set forth in
             Section 2.05(c).

                       "Euro-Dollar Reference Banks" means the principal
             London offices of Texas Commerce Bank National Association and Morgan Guaranty Trust Company of New York.

                       "Euro-Dollar Reserve Percentage" means for any day
             that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                       "Event of Default" has the meaning set forth in
             Section 6.01.

                       "Federal Funds Rate" means, for any day, the rate
             per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on

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             overnight Federal funds transactions with members of the
             Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

                       "Fixed Charge Coverage Ratio" means, at any date,
             the ratio of (i) the sum of Consolidated EBITDA plus Consolidated Rental Expense, in each case for the four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries ending on or most recently prior to such date to (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense for such period plus the aggregate principal amount of scheduled amortization of long term Debt of the Borrower and its Consolidated Subsidiaries during such period.

                       "Fixed Rate Loans" means CD Loans or Euro-Dollar
             Loans or both.

                       "Funded Debt" means at any date, with respect to
             any Person, all Debt of such Person which is not a current liability as of such date.

                       "Guarantee" by any Person means any obligation,
             contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

                       "Hazardous Substances" means any toxic,
             radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.


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                        "Interest Period" means:  (1) with respect to
             each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                       (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                       (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                       (c) if any Interest period includes a date on which a payment of principal of the Loans is required to be made under Section 2.08 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and
                  (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

             (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                       (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                       (b) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.08 but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.


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             (3)  with respect to each Base Rate Borrowing, the period
             commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                       (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                       (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                       "Investment" means any investment in any Person,
             whether by means of share purchase, capital contribution, loan, time deposit or otherwise, excluding accounts receivable from any Person arising in the ordinary course of business from the sale of goods or services.

                        "Lending Office" means as to any Bank its
             Domestic Lending Office or its Euro-Dollar Lending Office, as the context may require.

                       "Lien" means, with respect to any asset, any
             mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                       "Loan" means a Domestic Loan or a Euro-Dollar Loan
             and "Loans" means Domestic Loans or Euro-Dollar Loans or both.

                       "London Interbank Offered Rate" has the meaning
             set forth in Section 2.05(c).

                       "Material Debt" means Debt (other than the Notes)
             of the Borrower and/or one or more of its Subsidiaries, arising in one or more related transactions, in an aggregate principal or face amount exceeding $2,000,000.

                       "Material Financial Obligations" means a principal
             or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related transactions, exceeding in the aggregate $2,000,000.

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                       "Material Plan" means at any time a Plan or Plans
             having aggregate Unfunded Liabilities in excess of $5,000,000.

                       "Material Subsidiary" means at any time a
             Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission; provided, that the term "Material Subsidiary" shall in any event include OISL, Solus, Oceaneering International A.G., a Zug, Switzerland corporation, and its successors, and Oceaneering International PTE, Ltd., a Singapore corporation, and its successors.

                       "Morgan" means Morgan Guaranty Trust Company of
             New York, and its successors.

                       "Multiemployer Plan" means at any time an employee
             pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group
             (i) is then making or accruing an obligation to make contributions or (ii) has at any time within the preceding five years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                       "Non-Recourse Debt" means Debt (i) which is
             incurred or assumed by the Borrower or any Subsidiary for the purpose of financing all or any part of the cost of acquiring assets which do not (except where the maker is a Subsidiary specifically incorporated to hold the assets securing such Non-Recourse Debt) constitute all or substantially all of the assets of the Borrower or such Subsidiary, as the case may be, and which are used for the performance of a particular offshore diving (including design engineering and remote operated vehicle services) or engineering, construction or inspection project, and (ii) either (a) (1) as to which the recourse of the holder of such Debt to the Borrower or any Subsidiary in respect of such Debt is limited to the Borrower's or such Subsidiary's interest in such assets, (2) as to which such holder shall have (subject to clause (3)) waived any right to enforce such Debt as a general obligation of the Borrower or such Subsidiary, as the case may be, and agreed to enforce such Debt only against such assets and (3) as to which Debt the holder shall have subordinated in favor of the Banks, pursuant to subordination provisions reasonably satisfactory in form and substance to the Banks, its rights as the holder of a claim treated as a recourse claim under 11 U.S.C. Sec.

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





             1111 (b)(1)(A) or (b) such assets securing such Debt constitute substantially all of the assets of a Subsidiary specifically established to hold such assets and Debt.

                       "Notes" means promissory notes of the Borrower,
             substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                       "Notice of Borrowing" has the meaning set forth in
             Section 2.02.

                       "OISL" means Oceaneering International Services
             Limited, an English corporation, and its successors.

                       "Parent" means, with respect to any Bank, any
             Person controlling such Bank.

                       "Participant" has the meaning set forth in Section
             9.06(b).

                       "PBGC" means the Pension Benefit Guaranty
             Corporation or any entity succeeding to any or all of its functions under ERISA.

                       "Person" means an individual, a corporation, a
             partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                       "Plan" means at any time an employee pension
             benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either
             (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                       "Prime Rate" means the rate of interest publicly
             announced by Morgan in New York City from time to time as its Prime Rate.

                       "Reference Banks" means the CD Reference Banks or
             the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.



                                  27009/039/CA/agt






                       "Refunding Borrowing" means a Borrowing which,
             after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank.

                       "Regulation D" means Regulation D of the Board of
             Governors of the Federal Reserve System, as in effect from time to time.

                       "Required Banks" means at any time Banks having at
             least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans.

                       "Restricted Payment" means (i) any dividend or
             other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of, or warrants or rights to subscribe for or purchase shares of, its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

                       "Revolving Credit Period" means the period from
             the date hereof to and including the Conversion Date.

                       "Soekor Project Debt" means Debt to be incurred to
             finance the Soekor E-BT project in South Africa, in an aggregate amount not exceeding $75,000,000, which Debt (i) will satisfy the criteria for Non-Recourse Debt once the Completion Guarantees have been extinguished and (ii) is, in all respects, reasonably satisfactory to the Required Banks. It is understood that, depending on the final terms of such Debt, further modification of the terms of this Agreement may be necessary or appropriate.

                       "Solus" means Solus Ocean Systems, Inc., a
             Delaware corporation, and its successors.

                       "Stock Repurchase Program" means the Borrower's
             stock buyback program which commenced August, 1994, for not more than 2,000,000 shares of the Borrower's common stock, but only to the extent that the aggregate amount paid by the Borrower in respect of such program does not exceed $20,000,000.

                       "Subsidiary" means any corporation or other entity
             of which at least 50% of the securities or other ownership interests having ordinary voting power to elect members of

                                  27009/039/CA/agt






             the board of directors or other persons performing similar functions (other than any such securities or ownership interests having such voting power only by reason of the happening of a contingency) are at the time directly or indirectly owned or controlled by the Borrower or one or more Subsidiaries, or by the Borrower and one or more Subsidiaries.

                       "Substantial Asset Sale" means any sale, long term
             lease or other disposition (including any such transaction effected by way of merger or consolidation or through the issuance or sale of capital stock of a Subsidiary) by the Borrower or a Subsidiary, in a single transaction or a series of related transactions, of assets having an aggregate net book value at the date of disposition exceeding $10,000,000, but excluding (i) dispositions of inventory and used, surplus or worn out equipment in the ordinary course of business, (ii) dispositions to the Borrower or a Wholly Owned Consolidated Subsidiary and (iii) dispositions of cash and cash equivalents otherwise permitted under this Agreement.

                       "Termination Date" means the second anniversary of
             the Conversion Date, or, if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

                       "Unfunded Liabilities" means, with respect to any
             Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                       "Wholly Owned Consolidated Subsidiary" means any
             Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at one time directly or indirectly owned by the Borrower.

                       SECTION 1.02.  Accounting Terms and
             Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted

                                  27009/039/CA/agt






             accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.


                                      ARTICLE II

                                      THE CREDIT

                       SECTION 2.01.  Commitments to Lend.

                       (a) During Revolving Credit Period. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $2,000,000 or any larger multiple of $1,000,000 (except that the first Borrowing shall be in the aggregate principal amount of at least $2,500,000 and except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this subsection (a), repay, or to the extent permitted by Section 2.09, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection (a).

                       (b) After Revolving Credit Period. After the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a new loan to the Borrower upon any repayment of outstanding Loans pursuant to Section 2.04 or any optional prepayment of outstanding Loans pursuant to Section 2.09 for the purpose of refunding all or a portion of such outstanding Loans;

                                  27009/039/CA/agt






             provided that the principal amount of such Bank's new Loan shall not exceed the principal amount of its outstanding Loan or Loans being repaid or prepaid; and provided further that the aggregate principal amount of such Bank's outstanding Loans shall at no time exceed its Commitment as reduced from time to time pursuant to Sections 2.07 and
             2.08. Each Borrowing under this subsection (b) shall be made from the several Banks ratably in proportion to their respective Commitments. Amounts required to be repaid pursuant to Section 2.08(d) shall not be reborrowed, and amounts repaid pursuant to Section 8.02 shall not be reborrowed except as provided therein.

                       (c) Extension of Revolving Credit Period. The Revolving Credit Period may be extended, in the manner set forth in this subsection (c), from April 12, 1998 to April 12, 1999. If the Borrower wishes to request such an extension of the Revolving Credit Period, the Borrower shall give notice to that effect to the Agent on a date between October 12, 1997 and February 12, 1998, whereupon the Agent shall notify each of the Banks of such notice. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, within 30 days. If all Banks respond affirmatively, then, subject to receipt by the Agent of counterparts of an Extension Agreement in substantially the form of Exhibit D duly completed and signed by all of the parties hereto, the Revolving Credit Period shall be extended to April 12, 1999.

                       (d) General. The failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank).

                       SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                       (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic
                  Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                      (ii)  the aggregate amount of such Borrowing,


                                  27009/039/CA/agt






                     (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

                      (iv) in the case of a CD Borrowing or a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                       (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                       (c) Not later than 1:00 p.m. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in
             Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

                       (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.10, as the case may be.

                       (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this
             Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such

                                  27009/039/CA/agt






             amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                       SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

                       (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                       (c)  Upon receipt of each Bank's Note pursuant to
             Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                       SECTION 2.04.  Maturity of Loans.  Each Loan
             included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                       SECTION 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made

                                  27009/039/CA/agt






             until the earlier of its repayment or due date, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

                       (b)  Each CD Loan shall bear interest on the
             outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b)(i) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan and (ii) the Base Rate for such day.

                       "CD Margin" means (i) for any day on or prior to
             the Conversion Date, 0.75% and (ii) for any day thereafter, 1.0%.

                       The "Adjusted CD Rate" applicable to any Interest
             Period means a rate per annum determined pursuant to the following formula:

                                [ CDBR       ]*
                      ACDR   =  [ ---------- ]  + AR
                                [ 1.00 - DRP ]

                      ACDR   =  Adjusted CD Rate
                      CDBR   =  CD Base Rate
                       DRP   =  Domestic Reserve Percentage
                       AR    =  Assessment Rate

                  __________
                  * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%




                                  27009/039/CA/agt






                       The "CD Base Rate" applicable to any Interest
             Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

                       "Domestic Reserve Percentage" means for any day
             that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                       "Assessment Rate" means for any day the annual
             assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Sec. 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

                       (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.


                                  27009/039/CA/agt






                       "Euro-Dollar Margin" means (i) for any day on or
             prior to the Conversion Date, 0.625% and (ii) for any day thereafter, 0.875%.

                       The "London Interbank Offered Rate" applicable to
             any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                       (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% per annum plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% per annum plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% per annum plus the Base Rate for such day).

                       (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                       (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished

                                  27009/039/CA/agt






             by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of
             Section 8.01 shall apply.

                       SECTION 2.06. Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a commitment fee at the rate of 0.225% per annum on the daily average amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the last day of the Revolving Credit Period, and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Revolving Credit Period and on the last day of the Revolving Credit Period.

                       (b) The Borrower shall pay to the Agent for its own account fees in the amounts and at the times heretofore agreed in writing between the Borrower and the Agent.

                       SECTION 2.07. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, terminate entirely at any time or proportionately reduce the unused portions of the Commitments from time to time by an aggregate amount of $5,000,000 or any larger multiple thereof. If the Commitments are terminated in their entirety, all accrued commitment fees shall be payable on the effective date of such termination.

                       SECTION 2.08. Mandatory Termination and Reduction of Commitments. (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                       (b) On any date on or after the last day of the Revolving Credit Period on which the Commitment of any Bank shall be greater than the aggregate principal amount of the Loans of such Bank outstanding on such date (after giving effect to any repayment, prepayment and borrowing on such date), the Commitment of such Bank shall be automatically reduced to an amount equal to such outstanding principal amount.

                       (c) The Commitment of each Bank shall be further reduced, on each Commitment Reduction Date, by an amount equal to one-eighth (1/8) of such Bank's Commitment in effect on the last day of the Revolving Credit Period (after giving effect to any reduction pursuant to subsection (b) on

                                  27009/039/CA/agt






             such date). No reduction of any Commitment pursuant to subsection (b) shall reduce the amount of any subsequent mandatory reduction of such Commitment pursuant to this subsection (c).

                       (d)  On each Commitment Reduction Date, the
             Borrower shall repay such principal amount (together with accrued interest thereon) of each Bank's outstanding Loans, if any, as may be necessary so that after such repayment, the aggregate unpaid principal amount of such Bank's Loans does not exceed the amount of such Bank's Commitment as then reduced.

                       SECTION 2.09. Optional Prepayments. (a) Subject in the case of any Fixed Rate Loans to Section 2.11, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, prepay any Domestic Borrowing or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                       (b)  Upon receipt of a notice of prepayment
             pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                       SECTION 2.10.  General Provisions as to Payments.
             (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of commitment fees hereunder, not later than 1:00 p.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in
             Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of commitment fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof

                                  27009/039/CA/agt

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             shall be the next preceding Euro-Dollar Business Day.  If
             the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                       (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                       SECTION 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.02(b) or 2.09(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                       SECTION 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).



                                  27009/039/CA/agt

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                       SECTION 2.13.  Maximum Interest Rate.  (a)
             Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

                        (b) If the amount of interest payable for the account of any Bank by the Borrower on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.05, would exceed the maximum amount permitted by applicable law to be charged to the Borrower by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

                       (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to subsection (b) of this Section
             2.13 and the amount of interest payable for its account by the Borrower in respect of any subsequent interest computation period, computed pursuant to Section 2.05, would be less than the maximum amount permitted by applicable law to be charged to the Borrower by such Bank, then the amount of interest payable for its account by the Borrower in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this subsection (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to subsection (b) of this
             Section 2.13.

                       SECTION 2.14. Regulation D Compensation. So long as Regulation D shall require reserves to be maintained against "Eurocurrency liabilities" (or against any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents), each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum equal to the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the reserve ratio prescribed by Regulation D (as such Regulation shall have been amended to the date of the notice referred to in clause (x) below) for such requirements (expressed as a decimal) over (ii) the rate specified in clause (i)(A), such rate per annum to be adjusted automatically on and as of the effective date of any change in such reserve ratio. Any

                                  27009/039/CA/agt

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             Bank wishing to require payment of such additional interest
             (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable with respect to each related Interest Period commencing at least five Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower and the Agent at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.


                                     ARTICLE III

                                      CONDITIONS

                       SECTION 3.01. Closing. The closing hereunder shall occur upon receipt by the Agent of the following documents, each dated the Closing Date unless otherwise indicated:

                       (a) a duly executed Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.03;

                       (b) an opinion of Baker & Botts, L.L.P., special counsel for the Borrower, and of George R. Haubenreich, Jr., General Counsel of the Borrower, substantially in the respective forms of Exhibits B-1 and B-2 hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                       (c) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                       (d)  evidence satisfactory to it that the
                  commitments under the Credit Agreement dated as of September 1, 1988 among the Borrower, the borrowing subsidiaries listed therein, the banks party thereto and Morgan Guaranty Trust Company of New York, as agent (as amended, the "Existing Credit Agreement") have terminated, all loans thereunder have been repaid in full (all Banks hereunder which are also banks under the Existing Credit Agreement hereby agreeing that such repayment may be made, whether at the end of interest periods under the Existing Credit Agreement or not) and all accrued fees and other amounts payable thereunder

                                  27009/039/CA/agt

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                  (including, without limitation, any funding costs
                  payable pursuant to the Existing Credit Agreement) have been paid in full; and

                       (e)  all documents the Agent may reasonably
                  request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

             The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

                       SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                       (a) the fact that the Closing Date shall have
                  occurred on or prior to April 12, 1995;

                       (b) receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

                       (c)  the fact that, immediately after such
                  Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                       (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

                       (e)  the fact that the representations and
                  warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

             Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.






                                  27009/039/CA/agt

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                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

                       The Borrower represents and warrants that:

                       SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted unless the failure to have or maintain such powers, licenses, authorizations, consents and approvals could not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

                       SECTION 4.02.  Corporate and Governmental
             Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower, of any agreement or other instrument binding upon the Borrower or of any judgment, injunction, order or decree binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                       SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or moratorium or similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                       SECTION 4.04.  Financial Information.

                       (a)  The consolidated balance sheet of the
             Borrower and its Subsidiaries as of March 31, 1994 and the related consolidated statements of operations, shareholders' investment and cash flows for the fiscal year then ended, reported by Arthur Andersen & Co. and set forth in the

                                  27009/039/CA/agt

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             Borrower's 1994 Form 10-K, a copy of which has been
             delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                       (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1994 and the related unaudited consolidated statements of operations, shareholders' investment and cash flows for the nine months then ended, set forth in the Borrower's Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter then ended, a copy of which has been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) above, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

                       (c) Since December 31, 1994 there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Subsidiaries, considered as a whole.

                       SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or (to the knowledge of the Borrower) threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business or consolidated results of operations of the Borrower and its Subsidiaries, taken as a whole, or which in any manner questions the validity of this Agreement or the Notes.

                       SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any

                                  27009/039/CA/agt

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             Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                       SECTION 4.07.  Taxes.  The Borrower and its
             Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary or are contesting such assessment in good faith. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                       SECTION 4.08.  Subsidiaries.  Each of the
             Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted unless the failure to have or maintain such powers, licenses, authorizations, consents and approvals could not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

                       SECTION 4.09. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it takes all reasonable steps to identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and

                                  27009/039/CA/agt

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             expenses).  On the basis of this review, the Borrower has
             reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                       SECTION 4.10.  Regulatory Restrictions on
             Borrowing. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur Debt.

                       SECTION 4.11.  Full Disclosure.  All written
             information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby was, to the Borrower's knowledge, true and accurate in all material respects on the date as of which such information was stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.


                                      ARTICLE V

                                      COVENANTS

                       The Borrower agrees that, so long as any Bank has
             any Commitment hereunder or any amount payable under any Note remains unpaid:

                       SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

                       (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders' investment and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal

                                  27009/039/CA/agt






                  year, all reported on by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

                       (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all as included in the Borrower's Form 10-Q (or successor form) for such fiscal quarter, prepared in accordance with generally accepted accounting principles consistently applied (except any change with respect to consistent application of accounting principles concurred in by the Borrower's independent public accountants) and fairly presenting, in all material respects, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and their consolidated results of operations and cash flows for such period (subject to normal year-end adjustments);

                       (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of the President or the Treasurer or the Vice President-Finance of the Borrower
                  (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.06, 5.07, 5.08, 5.10, 5.11 and 5.14, inclusive, on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                       (d) forthwith upon the occurrence of any Default, a certificate of the President or the Treasurer or the Vice President-Finance of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                       (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all


                                  27009/039/CA/agt






                  financial statements, reports and proxy statements so mailed;

                       (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports (other than, except as reasonably requested by any Bank, the exhibits thereto) which the Borrower shall have filed with the Securities and Exchange Commission;

                       (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

                       (h) from time to time such additional information regarding the financial position or business of the Borrower or any Subsidiary as the Agent, at the request of any Bank, may reasonably request.

                                  27009/039/CA/agt

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                       SECTION 5.02.  Payment of Taxes, etc.  The
             Borrower will, and will cause each Material Subsidiary to pay and discharge promptly when due and payable all taxes, assessments and other governmental charges imposed upon it or any of its property, provided that the Borrower or any Subsidiary shall not be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith.

                       SECTION 5.03.  Maintenance of Property; Insurance.
             (a) Subject to Section 5.10, the Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear and force majeure excepted.

                       (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon reasonable request from the Agent, information presented in reasonable detail as to the insurance so carried.

                       SECTION 5.04. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) the failure to so comply could not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

                       SECTION 5.05. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in order to allow for the preparation of financial statements in accordance with generally accepted accounting principles; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective

                                  27009/039/CA/agt






             properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during normal business hours and as often as may reasonably be desired and without undue interference with the operations of the Borrower or its Subsidiaries.

                       SECTION 5.06. Fixed Charge Coverage.  The Fixed
             Charge Coverage Ratio will at no time be less than 2.0 to 1.0.

                       SECTION 5.07. Funded Debt. Consolidated Funded Debt will not exceed (i) during the period from the initial incurrence by the Borrower or any Subsidiary of any Soekor Project Debt until such time as any Completion Guarantees have been extinguished, 100% of Adjusted Consolidated Tangible Net Worth and (ii) at any other time, 80% of Adjusted Consolidated Tangible Net Worth. For purposes of this Section, any preferred stock of a Consolidated Subsidiary held by a Person other than the Borrower or a Wholly Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in determining Consolidated Funded Debt.

                       SECTION 5.08. Minimum Consolidated Tangible Net
             Worth. Adjusted Consolidated Tangible Net Worth will not at any date be less than the sum of (i) $90,000,000 plus (ii) 75% of Consolidated Net Income for each fiscal quarter ended after December 31, 1994 and on or prior to such date, but only to the extent that Consolidated Net Income for any such fiscal quarter is positive plus (iii) 75% of the increase in consolidated stockholders' equity of the Borrower from any equity issuances by the Borrower after the date hereof and on or prior to such date.

                       SECTION 5.09. Negative Pledge.  Neither the
             Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                       (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding
                  $1,000,000;

                       (b)  any Lien existing on any asset of any
                  corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                                  27009/039/CA/agt






                       (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

                       (d) any Lien on any asset of any corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Subsidiary and not created in contemplation of such event;

                       (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

                       (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing subsections of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                       (g) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as (i) the portion of any judgment or order for the payment of money secured thereby which is not fully payable through insurance is less than $2,000,000 or (ii) the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

                       (h) Liens on any asset of any corporation in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof to secure partial, progress, advance or other payments pursuant to any statute or contract or to secure any Debt (including Debt of the pollution control or industrial revenue bond type) incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Lien;

                       (i)  any Lien on any assets securing either
                  Non-Recourse Debt or, while any Completion Guarantees remain in effect, Soekor Project Debt;

                       (j) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations and (ii) do not in the aggregate materially detract from the value of its assets or materially

                                  27009/039/CA/agt

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                  impair the use thereof in the operation of its
                  business;

                       (k) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $2,000,000; and

                       (l)  Liens not otherwise permitted by the
                  foregoing clauses of this Section securing Debt or Derivative Obligations in an aggregate principal amount not to exceed 5% of Adjusted Consolidated Tangible Net Worth at any time outstanding.

                       SECTION 5.10. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person unless (i) the Borrower is the surviving entity and (ii) immediately after such merger no Default shall have occurred and be continuing. The Borrower will not, and will not permit any Subsidiary to, make a Substantial Asset Sale.

                       SECTION 5.11. Investments. Neither the Borrower nor any Subsidiary will make or acquire any Investment in any Person other than:

                       (a)  Investments existing on the date hereof;

                       (b)  Investments in the Borrower or its
                  Subsidiaries;

                       (c)  any Investment in any Person which,
                  after the making of such Investment, shall be or become a Subsidiary;

                       (d)  temporary cash Investments in money
                  market instruments;

                       (e)  Investments by the Borrower through the
                  exchange of Borrower's capital stock for such Investments;

                       (f)  Investments consisting of undistributed
                  earnings of a Person; and

                       (g)  any Investment not otherwise permitted
                  by the foregoing clauses of this Section if, immediately after any such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (g) does not exceed $10,000,000.

                                  27009/039/CA/agt

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                        SECTION 5.12.  Use of Proceeds.  The proceeds of
             the Loans made under this Agreement will be used by the Borrower for working capital and capital expenditures in the ordinary course of business or for the repayment of Debt and for the Borrower's other general corporate purposes. None of such proceeds will be used in violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including but not limited to Regulation U of the Board of Governors of the Federal Reserve System.

                       SECTION 5.13. Maintenance of Existence; Change of Business. The Borrower and each Material Subsidiary shall at all times, except as otherwise permitted under Section 5.10, maintain its corporate existence, and the Borrower will not, and will not permit its Subsidiaries to, substantially change the general lines of business of the Borrower and its Subsidiaries considered as a whole. Such current general lines of business are petroleum services, marine and underwater services, inspection services, government contracting services, aerospace services and survey services.

                       SECTION 5.14. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment unless, after giving effect thereto (i) no Default shall have occurred and be continuing and (ii) the aggregate of all Restricted Payments (other than in respect of (a) the Stock Repurchase Program and (b) other repurchases by the Borrower of its capital stock in connection with employee compensation or benefit plans in an amount not to exceed $10,000,000 in a fiscal year) declared or made subsequent to December 31, 1994 does not exceed 50% of the cumulative Consolidated Net Income of the Borrower and its Subsidiaries from December 31, 1994 through the end of its then most recent fiscal quarter (treated for this purpose as a single accounting period).

                       SECTION 5.15. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party who was not an Affiliate; provided that the foregoing

                                  27009/039/CA/agt

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             provisions of this Section shall not prohibit any such
             Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.


                                      ARTICLE VI

                                       DEFAULTS

                       SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                       (a) the Borrower shall fail to pay when due any principal of any Note;

                       (b) the Borrower shall fail to pay any interest on any Note, any fees hereunder or any other obligation hereunder for a period of five days after the same shall become due;

                       (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 through 5.15, inclusive;

                       (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by subsection (a), (b) or (c) above) for 30 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

                       (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

                       (f) the Borrower or any Material Subsidiary shall fail to make any payment in respect of any Material Financial Obligation (other than (i) any deferred purchase payment obligation incurred by the Borrower in connection with its acquisition of all of the stock or a material portion of the assets of a corporation and withheld by the Borrower in good faith or (ii) the Notes) when due or within any applicable grace period;



                                  27009/039/CA/agt

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                       (g)  any event or condition shall occur which
                  results in the acceleration of the maturity of any Material Debt or the acceleration of the termination of commitments to lend monies or extend credit in any other form in an aggregate amount in excess of $2,000,000 to the Borrower or any Subsidiary or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Debt or the maker of such commitment, as the case may be, or any Person acting on such holder's or maker's behalf to accelerate the maturity of such Debt or accelerate the termination of such commitment, as the case may be;

                       (h) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                       (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                       (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan

                                  27009/039/CA/agt

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                  administrator or any combination of the foregoing; or
                  the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $2,000,000;

                       (k) a final judgment or order for the payment of money the portion of which not fully payable through insurance equals or exceeds $2,000,000 (or the equivalent amount in any other currency) shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and in effect and unstayed for a period of 30 days after the date of entry thereof; or

                       (l) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
                  Act) of 50% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

             then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments (if still in existence), and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without

                                  27009/039/CA/agt






             presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                       SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                     ARTICLE VII

                                      THE AGENT

                       SECTION 7.01.  Appointment and Authorization.
             Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

                       SECTION 7.02. Agent and Affiliates. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent thereunder.

                       SECTION 7.03. Action by Agent. The obligations of the Agent under this Agreement are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI .

                       SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                       SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
             (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its

                                  27009/039/CA/agt






             affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (w) any statement, warranty or representation made in connection herewith or any borrowing hereunder; (x) the performance or observance of any of the covenants or agreements of the Borrower hereunder; (y) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (z) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                       SECTION 7.06. Indemnification.  Each Bank shall,
             ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

                       SECTION 7.07. Credit Decision.  Each Bank
             acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and other information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action hereunder.

                       SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which successor Agent shall be approved by the Borrower, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a

                                  27009/039/CA/agt

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             commercial bank organized or licensed under the laws of the
             United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000.
             Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                                     ARTICLE VIII

                               CHANGE IN CIRCUMSTANCES
                              AFFECTING FIXED RATE LOANS

                       SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

                       (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                       (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                       SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law,

                                  27009/039/CA/agt

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             rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                       SECTION 8.03.  Increased Cost and Reduced Return.
             (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan, any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period

                                  27009/039/CA/agt






             under Section 2.14), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                       (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

                       (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A

                                  27009/039/CA/agt






             certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and
             (b) of this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 180 days prior to the date on which such Bank notifies the Agent and the Borrower that it proposes to demand such compensation and identifies to the Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Bank did not know (and would not in the exercise of reasonable diligence have known) that such amount would arise or accrue.

                       SECTION 8.04.  Taxes.  (a)  For purposes of this
             Section 8.04, the following terms have the following meanings:

                       "Taxes" means any and all present or future taxes,
             duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

                       "Other Taxes" means any present or future stamp or
             documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

                       "United States" means the United States of
             America, including the States and the District of Columbia, but excluding its territories and possessions.


                                  27009/039/CA/agt






                       (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and
             (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                       (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

                       (d)  Each Bank organized under the laws of a
             jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

                       (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a

                                  27009/039/CA/agt






             change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                       (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this
             Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

                       SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                       (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                       (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                       SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or


                                  27009/039/CA/agt






             banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.


                                      ARTICLE IX

                                    MISCELLANEOUS

                       SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
             Article II or Article VIII shall not be effective until received.

                       SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                       SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including the reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket

                                  27009/039/CA/agt






             expenses incurred by the Agent and each Bank, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                       (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                       SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.


                                  27009/039/CA/agt






                       SECTION 9.05.  Amendments and Waivers.  Any
             provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
             (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the aggregate amount by which or to which the Commitments are required to be reduced on or prior to any Commitment Reduction Date or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

                       SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

                       (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
             Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of
             Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the

                                  27009/039/CA/agt






             benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                       (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000 or such lesser amount as may be acceptable to the Borrower and the Agent) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit E hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and acknowledgement of the Agent; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

                       (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                       (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any

                                  27009/039/CA/agt






             greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                       SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                       SECTION 9.08.  Governing Law; Submission to
             Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                       SECTION 9.09.  Counterparts; Integration;
             Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

                       SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING


                                  27009/039/CA/agt






             ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
             TRANSACTIONS CONTEMPLATED HEREBY.


















































                                  27009/039/CA/agt






                       IN WITNESS WHEREOF, the parties hereto have caused
             this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        OCEANEERING INTERNATIONAL, INC.



                                        By_ROBERT_P._MINGOIA_________
                                          Title: Treasurer
                                        16001 Park Ten Place, Suite 650
                                        Houston, Texas  77084
                                        Telex number:  775181
                                        Telecopy number:  (713) 578-5243



             Commitments

             $ 30,000,000               MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK



                                        By_JAMES_S._FINCH____________
                                          Title: Vice President


             $ 25,000,000               TEXAS COMMERCE BANK NATIONAL
                                          ASSOCIATION



                                        By_MONA_M._FOCH_____________
                                          Title: Vice President


             $ 20,000,000               FIRST INTERSTATE BANK OF
                                          TEXAS, N.A.



                                        By_ANN_M._RHOADS_____________
                                         Title: Vice President
             _________________
             Total Commitments

             $75,000,000
             =================

                                  27009/039/CA/agt







                                        MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK, as Agent



                                        By______________________________
                                          Title:
                                          60 Wall Street
                                          New York, New York  10260
                                          Telex number:  177615
                                          Telecopy number: (212) 648-5014








































                                  27009/039/CA/agt






                                                               EXHIBIT A

                                         NOTE


                                                     New York, New York
                                                                  , 19


                       For  value  received,  OCEANEERING  INTERNATIONAL,
             INC., a Delaware  corporation (the "Borrower"),  promises to
             pay to the  order of                      (the "Bank"),  for
             the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

                       All Loans  made by the Bank,  the respective types
             and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                       This note is one  of the Notes referred to  in the
             Credit Agreement dated as of April 12, 1995 among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent (as amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                        OCEANEERING INTERNATIONAL, INC.



                                  27009/039/CA/agt





                                        By______________________________
                                          Title:


















































                                  27009/039/CA/agt







                           LOANS AND PAYMENTS OF PRINCIPAL


     __________________________________________________________________________

                               Type         Amount of
                 Amount         of          Principal     Maturity   Notation
       Date      of Loan       Loan           Repaid        Date      Made By
     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________






                                  27009/039/CA/agt







                                                             EXHIBIT B-1




                                 OPINION OF SPECIAL
                               COUNSEL FOR THE BORROWER


                                                  [Dated as provided
                                                   in Section 3.01 of
                                                   the Credit Agreement]


             To the Banks and the Agent
               Referred to Below
             c/o Morgan Guaranty Trust Company
               of New York, as Agent
             60 Wall Street
             New York, New York  10260

             Dear Sirs:

                    We  have  acted as  special  counsel  to  Oceaneering
             International, Inc. (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of April 12, 1995 among the Borrower, the Banks (as defined therein) and Morgan Guaranty Trust Company of New York, as Agent, and are rendering this opinion pursuant to Section 3.01 of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                    We have  examined originals  or copies,  certified or
             otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                    Upon  the  basis of  the  foregoing,  we  are of  the
             opinion that:

                    [Provided separately]




                                  27009/039/CA/agt






                                                             EXHIBIT B-2



                                  OPINION OF GENERAL
                               COUNSEL OF THE BORROWER


                                                  [Dated as provided
                                                   in Section 3.01 of
                                                   the Credit Agreement]


             To the Banks and the Agent
               Referred to Below
             c/o Morgan Guaranty Trust Company
               of New York, as Agent
             60 Wall Street
             New York, New York  10260

             Dear Sirs:

                    I am  General Counsel  of Oceaneering  International,
             Inc., a Delaware corporation (the "Borrower"), and am familiar with the Credit Agreement (the "Credit Agreement") dated as of April 12, 1995 among the Borrower, the Banks (as defined therein) and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                    I  have examined  originals  or copies,  certified or
             otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                    Upon the basis of the foregoing,  I am of the opinion
             that:

                    [Provided separately]






                                  27009/039/CA/agt






                                                                EXHIBIT C



                                      OPINION OF
                            DAVIS POLK & WARDWELL, SPECIAL
                                COUNSEL FOR THE AGENT


                                                  [Dated as provided in
                                                   Section 3.01 of the
                                                   Credit Agreement]


             To the Banks and the Agent
               Referred to Below
             c/o Morgan Guaranty Trust Company
               of New York, as Agent
             60 Wall Street
             New York, New York  10260

             Dear Sirs:

                    We  have  participated  in  the  preparation  of  the
             Credit Agreement (the "Credit Agreement") dated as of April 12, 1995 among Oceaneering International, Inc., a Delaware corporation (the "Borrower"), the Banks (as defined therein) and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to
             Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                    We  have examined  originals or copies,  certified or
             otherwise identified to our satisfaction, of such documents, corporate records, certificates of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                    Upon  the  basis of  the  foregoing,  we are  of  the
             opinion that:

                    1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within

                                  27009/039/CA/agt






             the  Borrower's   corporate  powers   and  have  been   duly
             authorized by all necessary corporate action.

                    2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                    We are members of  the Bar of the  State of New  York
             and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

                    This opinion is rendered  solely to you in connection
             with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                   Very truly yours,





















                                  27009/039/CA/agt

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                                                                EXHIBIT D


                                 EXTENSION AGREEMENT


             Oceaneering International, Inc.
             16001 Park Ten Place, Suite 650
             Houston, Texas  77084

             Morgan Guaranty Trust Company
                of New York, as Agent under
                the Credit Agreement
                referred to below
             60 Wall Street
             New York, NY  10260

             Gentlemen:

                       The undersigned hereby  agree to extend, effective
             ___________, 1998, the Revolving Credit Period under the Credit Agreement dated as of April 12, 1995 among Oceaneering International, Inc. (the "Borrower"), the Banks parties thereto and Morgan Guaranty Trust Company of New York, as agent (the "Credit Agreement") for one year to April 12, 1999. Terms defined in the Credit Agreement are used herein as therein defined.

                       This  Extension Agreement  shall  be construed  in
             accordance with and governed by the  law of the State of New
             York.


                                           MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK


                                           By __________________________
                                              Title:









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                                           TEXAS COMMERCE BANK NATIONAL
                                             ASSOCIATION


                                           By __________________________
                                              Title:



                                          FIRST INTERSTATE BANK OF
                                             TEXAS, N.A.


                                           By __________________________
                                              Title:



             Agreed and accepted:

             OCEANEERING INTERNATIONAL, INC.



             By __________________________
                Title:



             MORGAN GUARANTY TRUST COMPANY
               OF NEW YORK, as Agent


             By __________________________
                Title:













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






                                                                EXHIBIT E



                         ASSIGNMENT AND ASSUMPTION AGREEMENT


                    AGREEMENT dated as of _________, 19__ among <NAME OF
             ASSIGNOR> (the "Assignor"), <NAME OF ASSIGNEE> (the
             "Assignee"), OCEANEERING INTERNATIONAL, INC. (the
             "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                    WHEREAS, this Assignment and Assumption Agreement
             (the "Agreement") relates to the Credit Agreement dated as of April 12, 1995 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

                    WHEREAS, as provided under the Credit Agreement, the
             Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

                    WHEREAS, Loans made to the Borrower by the Assignor
             under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

                    WHEREAS, the Assignor proposes to assign to the
             Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                    NOW, THEREFORE, in consideration of the foregoing
             and the mutual agreements contained herein, the parties hereto agree as follows:

                    SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                    SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor

                                  27009/039/CA/agt






             under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and
             (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                    SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                    SECTION 4.  Consent of the Borrower and
             Acknowledgement of the Agent. This Agreement is conditioned upon the consent of the Borrower and the acknowledgement of the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of such consent and acknowledgement. Pursuant to Section 9.06(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.


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






                    SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note.
             The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

                    SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                    SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    IN WITNESS WHEREOF, the parties have caused this
             Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                        <NAME OF ASSIGNOR>


                                        By_________________________
                                          Name:
                                          Title:



                                        <NAME OF ASSIGNEE>


                                        By__________________________
                                          Name:
                                          Title:





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                                        OCEANEERING INTERNATIONAL, INC.


                                        By__________________________
                                          Name:
                                          Title:


                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Agent


                                        By__________________________
                                          Name:
                                          Title:

































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